                      AGREEMENT AND PLAN OF REORGANIZATION

                                       BY

                        AMERICAN CENTURY MUNICIPAL TRUST

                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION made as of April 15, 2002 by American Century Municipal Trust, a Massachusetts business trust ("ACMT").

         WHEREAS, the parties desire that substantially all of the assets and liabilities of the Limited-Term Tax-Free portfolio of ACMT ("Limited-Term
Tax-Free") be transferred to, and be acquired and assumed by, the Tax-Free Bond portfolio of ACMT ("Tax-Free Bond") in exchange for shares of Tax-Free Bond which shall thereafter be distributed by ACMT to the holders of shares of
Limited-Term Tax-Free, all as described in this Agreement (the
"Reorganization");

         WHEREAS, the parties intend that the transfer of assets, assumption of liabilities and distribution of shares in Limited-Term Tax-Free be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of
1986, as amended (the "Code"); and

         WHEREAS, the parties intend that in connection with the Reorganization,
Limited-Term Tax-Free shall be terminated and de-registered as described in this
Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and subject to the terms and conditions hereof, and intending to be legally bound hereby, ACMT agrees as follows:

1.       TRANSFER OF ASSETS OF LIMITED-TERM TAX-FREE.

          1.1.      At the Effective Time (as defined in Section 8), ACMT shall transfer and convey, on behalf of Limited-Term Tax-Free, all property of every description, and all interests, rights,
                    privileges and powers of Limited-Term Tax-Free (such assets, the "Limited-Term Tax-Free Assets"). Simultaneously, ACMT
                    shall, on behalf of Tax-Free Bond, accept the Limited-Term
                    Tax-Free Assets and assume all liabilities, whether accrued, absolute, contingent or otherwise, of Limited-Term Tax-Free reflected in the calculation of Limited-Term Tax-Free's net asset value (the "Limited-Term Tax-Free Liabilities"). As a result, at and after the Effective Time: (i) all assets of
                    Limited-Term Tax-Free shall become and be the assets of
                    Tax-Free Bond; and (ii) all known liabilities of
                    Limited-Term Tax-Free reflected as such in the calculation of Limited-Term Tax-Free's net asset value shall attach to
                    Tax-Free Bond as aforesaid and may thenceforth be enforced against Tax-Free Bond to the extent as if the same had been incurred by it. Without limiting the generality of the
                    foregoing, the Limited-Term Tax-Free Assets shall include
                    all property and assets of any nature whatsoever, including without limitation, all cash, cash equivalents, securities, other investments, claims and receivables (including
                    dividend and interest receivables) owned by Limited-Term
                    Tax-Free, and any deferred or prepaid expenses shown as an asset on Limited-Term Tax-Free's books at the Effective
                    Time, and all good will, other intangible property and books and records belonging to Limited-Term Tax-Free. Recourse by any person for the Limited-Term Tax-Free Liabilities assumed by Tax-Free Bond shall, at and after the Effective Time, be limited to Tax-Free Bond.

          1.2.      In exchange for the transfer of the Limited-Term Tax-Free
                    Assets and the assumption of the Limited-Term Tax-Free
                    Liabilities, ACMT shall simultaneously issue at the
                    Effective Time to Limited-Term Tax-Free a number of full and fractional shares (to the third decimal place) of Tax-Free
                    Bond, all determined and adjusted as provided in this
                    Agreement. The number of shares of Tax-Free Bond so issued will have an aggregate net asset value equal to the value of the Limited-Term Tax-Free Assets, less the Limited-Term
                    Tax-Free Liabilities, that are represented by shares of
                    Limited-Term Tax-Free, the holders of which shall receive
                    shares of Tax-Free Bond, all determined and adjusted as
                    provided in this Agreement.

          1.3.      The net asset values of shares of Tax-Free Bond and of
                    Limited-Term Tax-Free shall be determined as of the
                    Valuation Time, as defined in Section 3.

          1.4.      The net asset value of shares of Tax-Free Bond shall be
                    computed in the manner set forth in Tax-Free Bond's
                    then-current prospectus under the Securities Act of 1933, as amended (the "1933 Act"). The net asset value of the
                    Limited-Term Tax-Free Assets to be transferred by ACMT shall be computed by ACMT. In determining the value of the
                    securities transferred by Limited-Term Tax-Free to Tax-Free
                    Bond, each security shall be priced in accordance with the policies and procedures of ACMT as described in its
                    then-current prospectus and statement of additional
                    information and adopted by ACMT's Board of Trustees. Price quotations and the security characteristics relating to
                    establishing such quotations shall be determined by ACMT.

2.        LIQUIDATING DISTRIBUTION AND TERMINATION OF LIMITED-TERM TAX-FREE

          Immediately after the Effective Time, Limited-Term Tax-Free shall distribute in the complete liquidation pro rata to the record holders of its shares at the Effective Time the shares of Tax-Free Bond to be received by the record holders of Limited-Term Tax-Free. ACMT shall record on its books the ownership of shares of Tax-Free Bond by the record holders of shares of Limited-Term Tax-Free. All of the issued and outstanding shares of Limited-Term Tax-Free shall be redeemed and canceled on the books of ACMT at the Effective Time and shall thereafter represent only the right to receive the shares of Tax-Free
          Bond, and Limited-Term Tax-Free's transfer books shall be closed permanently. As soon as practicable after the Effective Time, ACMT shall take all steps as shall be necessary and proper to effect the dissolution of Limited-Term Tax-Free under federal and state law.
          After the Effective Time, ACMT shall not conduct any business with respect to Limited-Term Tax-Free except in connection with
          Limited-Term Tax-Free's liquidation and dissolution.

3.        VALUATION TIME.

          Subject to Section 1.4 hereof, the Valuation Time for the
          Reorganization shall be on such date as may be agreed by the duly authorized officers of ACMT.

4.        CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACMT.

          ACMT, on behalf of itself and Limited-Term Tax-Free, represents and warrants to, and agrees with the following:

          4.1.      ACMT is a Massachusetts business trust duly created pursuant to a Declaration of Trust for the purpose of acting as a
                    management investment company under the 1940 Act and is
                    validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts,
                    Limited-Term Tax-Free is registered with the SEC as an
                    open-end management investment company under the 1940 Act
                    and such registration is in full force and effect.

          4.2.      ACMT has power to own all of its properties and assets and, subject to the approval of shareholders referred to herein, to carry out and consummate the transactions contemplated
                    hereby, and has all necessary federal, state and local
                    authorizations to carry on its business as now being
                    conducted and to consummate the transactions contemplated by this Agreement.

          4.3.      This Agreement has been duly authorized, executed and
                    delivered by ACMT, and represents ACMT's valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement does not and will not, and the
                    consummation of the transactions contemplated by this
                    Agreement will not, violate ACMT's Declaration of Trust,
                    By-laws, or any agreement or arrangement to which it is a
                    party or by which it is bound.

          4.4.      Limited-Term Tax-Free has elected to qualify and has
                    qualified as a "regulated investment company" under Subtitle
                    A, Chapter 1, Subchapter M, Part I of the Code, as of and
                    since its first taxable year; has been a regulated
                    investment company at all times since the end of its first taxable year when it so qualified; and qualifies and shall continue to qualify as a regulated investment company until the Effective Time.

          4.5.      All federal, state, local and foreign income, profits,
                    franchise, sales, withholding, customs, transfer and other taxes, including interest, additions to tax and penalties
                    (collectively, "Taxes") relating to the Limited-Term
                    Tax-Free Assets or properly shown to be due on any return
                    filed by Limited-Term Tax-Free with respect to taxable
                    periods ending on or prior to, and the portion of any
                    interim period up to, the date hereof have been fully and
                    timely paid or provided for; and there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to the Limited-Term Tax-Free Assets.

          4.6.      The financial statements of Limited-Term Tax-Free for the
                    fiscal year ended May 31, 2001, audited by
                    PricewaterhouseCoopers, LLP, independent auditors, copies of which have been previously furnished to ACMT, present fairly the financial position of Limited-Term Tax-Free as of May
                    31, 2001 and the results of its operations for the year then ending, in conformity with generally accepted accounting
                    principles.

          4.7.      Prior to the Valuation Time, Limited-Term Tax-Free shall
                    have declared a dividend or dividends, with a record date
                    and ex-dividend date prior to such Valuation Time, which,
                    together with all previous dividends, shall have the effect of distributing to its shareholders all of its investment
                    company taxable income, if any, for the taxable periods or years ended on or before Limited-Term Tax-Free's most recent fiscal year end, and for the period from said date to and
                    including the Effective Time (computed without regard to any deduction for dividends paid), and all of its tax-exempt
                    income and net capital gain, if any, realized in taxable
                    periods or years ended on or before Limited-Term Tax-Free's fiscal year end and for the period from said date to and
                    including the Effective Time. Such dividends will be paid to shareholders of Limited-Term Tax-Free prior to the Effective
                    Date.

          4.8.      At both the Valuation Time and the Effective Time, there
                    shall be no known liabilities of Limited-Term Tax-Free,
                    whether accrued, absolute, contingent or otherwise, not
                    reflected in the net asset value per share of its
                    outstanding shares.

          4.9.      There are no legal, administrative or other proceedings
                    pending or, to ACMT's knowledge threatened, against ACMT or
                    Limited-Term Tax-Free which could result in liability on the part of Limited-Term Tax-Free.

          4.10.     Subject to the approval of shareholders, at both the
                    Valuation Time and the Effective Time, ACMT shall have full right, power and authority to assign, transfer and deliver the Limited-Term Tax-Free Assets and, upon delivery and
                    payment for the Limited-Term Tax-Free Assets as contemplated herein, Tax-Free Bond shall acquire good and marketable
                    title thereto, free and clear of all liens and encumbrances, and subject to no restrictions on the ownership or transfer thereof (except as imposed by federal or state securities
                    laws).

          4.11.     No consent, approval, authorization or order of any court or governmental authority is required for the consummation by
                    ACMT of the transactions contemplated by this Agreement,
                    except such as may be required under the 1933 Act, the
                    Securities Exchange Act of 1934, as amended (the "1934
                    Act"), the 1940 Act, the rules and regulations under those
                    Acts, and state securities laws.

          4.12.     Insofar as the following relate to ACMT, the registration
                    statement filed by ACMT on Form N-14 relating to the shares of Tax-Free Bond that will be registered with the SEC
                    pursuant to this Agreement, which, without limitation, shall include a proxy statement and prospectus of ACMT with
                    respect to the transactions contemplated by this Agreement, and any supplement or amendment thereto or to the documents contained or incorporated therein by reference (the "N-14
                    Registration Statement"), on the effective date of the N-14
                    Registration Statement, at the time of any shareholders'
                    meeting referred to herein and at the Effective Time: (i)
                    shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii)
                    shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
                    provided, however, that the representations and warranties in this subsection shall apply only to statements in or
                    omissions from the N-14 Registration Statement made in
                    reliance upon and in conformity with information furnished by ACMT for use in the N-14 Registration Statement.

          4.13.     All of the issued and outstanding shares of Limited-Term
                    Tax-Free have been duly and validly issued, are fully paid and non-assessable, and were offered for sale and sold in
                    conformity with all applicable federal and state securities laws, and no shareholder of Limited-Term Tax-Free has any
                    preemptive right of subscription or purchase in respect of such shares.

5.        CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACMT.

          ACMT, on behalf of itself and Tax-Free Bond, represents and warrants to, and agrees with the following:

          5.1.      ACMT is a Massachusetts business trust duly created pursuant to a Declaration of Trust for the purpose of acting as a
                    management investment company under the 1940 Act and is
                    validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts,
                    Tax-Free Bond is registered with the SEC as an open-end
                    management investment company under the 1940 Act and such
                    registration is in full force and effect.

          5.2.      ACMT has the power to own all of its properties and assets and to carry out and consummate the transactions
                    contemplated herein, and has all necessary federal, state
                    and local authorizations to carry on its business as now
                    being conducted and to consummate the transactions
                    contemplated by this Agreement.

          5.3.      This Agreement has been duly authorized, executed and
                    delivered by ACMT, and represents ACMT's valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the
                    transactions contemplated by this Agreement will not,
                    violate ACMT's Declaration of Trust or By-laws or any
                    agreement or arrangement to which it is a party or by which it is bound.

          5.4.      Tax-Free Bond has elected to qualify, and has qualified, as a "regulated investment company" under Subtitle A, Chapter
                    1, Subchapter M, Part I of the Code, as of and since its
                    first taxable year; and has been a regulated investment
                    company at all times since the end of its first taxable year when it so qualified and intends to continue to qualify as a regulated investment company.

          5.5.      The financial statements of Tax-Free Bond for its fiscal
                    year ended May 31, 2001, audited by PricewaterhouseCoopers
                    LLP, independent auditors, copies of which have been
                    previously furnished to ACMT, present fairly the financial position of Tax-Free Bond as of May 31, 2001 and the results of its operations for the year then ending, in conformity
                    with generally accepted accounting principles.

          5.6.      At both the Valuation Time and the Effective Time, there
                    shall be no known liabilities of Tax-Free Bond whether
                    accrued, absolute, contingent or otherwise, not reflected in the net asset value per share of its shares to be issued
                    pursuant to this Agreement.

          5.7.      There are no legal, administrative or other proceedings
                    pending or, to its knowledge, threatened against ACMT or
                    Tax-Free Bond that could result in liability on the part of
                    ACMT or Tax-Free Bond.

          5.8.      No consent, approval, authorization or order of any court or governmental authority is required for the consummation by
                    ACMT of the transactions contemplated by this Agreement,
                    except such as may be required under the 1933 Act, the 1934
                    Act, the 1940 Act, the rules and regulations under those
                    Acts, and state securities laws.

          5.9.      Insofar as the following relate to ACMT, the N-14
                    Registration Statement on its effective date, at the time of any shareholders' meetings referred to herein and at the
                    Effective Time: (i) shall comply in all material respects
                    with the provisions of the 1933 Act, the 1934 Act and the
                    1940 Act, the rules and regulations thereunder, and state
                    securities laws, and (ii) shall not contain any untrue
                    statement of a material fact or omit to state a material
                    fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14
                    Registration Statement made in reliance upon and in
                    conformity with information furnished by ACMT for use in the
                    N-14 Registration Statement.

          5.10.     The shares of Tax-Free Bond to be issued and delivered to
                    Limited-Term Tax-Free for the account of record holders of shares of Limited-Term Tax-Free pursuant to the terms hereof shall have been duly authorized as of the Effective Time
                    and, when so issued and delivered, shall be registered under the 1933 Act, duly and validly issued, fully paid and
                    non-assessable, and no shareholder of ACMT shall have any
                    preemptive right of subscription or purchase in respect
                    thereto.

6.        SHAREHOLDER ACTION ON BEHALF OF LIMITED-TERM TAX-FREE.

          6.1.      As soon as practicable after the effective date of the N-14
                    Registration Statement, but in any event prior to the
                    Effective Time and as a condition to the Reorganization, the
                    Board of Directors of ACMT shall call, and ACMT shall hold, a meeting of the shareholders of Limited-Term Tax-Free for the purpose of considering and voting upon:

                    6.1.1.    Approval of this Agreement and the transactions
                              contemplated hereby, including, without
                              limitation:

                              6.1.1.1.  The transfer of the Limited-Term
                                        Tax-Free Assets to Tax-Free Bond and the
                                        assumption by Tax-Free Bond of the
                                        Limited-Term Tax-Free Liabilities, in
                                        exchange for shares of Tax-Free Bond, as
                                        described in this Agreement; and

                              6.1.1.2.  The liquidation of Limited-Term Tax-Free
                                        through the distribution to its record
                                        holders of the shares of Tax-Free Bond
                                        as described in this Agreement; and

                    6.1.2.    Such other matters as may be determined by the
                              Board of Directors or authorized officers of the
                              parties.

          6.2.      Approval of this Reorganization Agreement by the
                    shareholders of Limited-Term Tax-Free shall constitute the waiver of the application of any fundamental policy of
                    Limited-Term Tax-Free that might be deemed to prevent them from taking the actions necessary to effectuate the
                    Reorganization as described, and such policies, if any,
                    shall be deemed to have been amended accordingly.

7.        REGISTRATION STATEMENT AND PROXY SOLICITATION MATERIALS.

          The N-14 Registration Statement under the 1933 Act, including the combined prospectus/proxy statement contained therein under the 1934
          Act and 1940 Act proxy rules, shall be filed with the SEC as promptly as practicable, ACMT shall have furnished and shall continue to furnish the information relating to Limited-Term Tax-Free and Tax-Free
          Bond that is required by the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under each of those Acts and state securities laws, to be included in the N-14 Registration Statement.

8.       EFFECTIVE TIME OF THE REORGANIZATION.

          Delivery of the Limited-Term Tax-Free Assets and the shares of
          Tax-Free Bond to be issued pursuant to Section 1 and the liquidation of Limited-Term Tax-Free pursuant to Section 2 shall occur at the opening of business on the next business day following the Valuation
          Time, or on such other date, and at such place and time, as may be determined by the President or any Vice President of ACMT. The date and time at which such actions are taken are referred to herein as the
          "Effective Time." To the extent any of the Limited-Term Tax-Free
          Assets are, for any reason, not transferred at the Effective Time,
          ACMT shall cause such Limited-Term Tax-Free Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

9.       ACMT CONDITIONS.

          The obligations of ACMT hereunder with respect to Tax-Free Bond shall be subject to the following conditions precedent:

          9.1.      This Agreement and the transactions contemplated by this
                    Agreement shall have been approved by the shareholders of
                    Limited-Term Tax-Free, in the manner required by law.

          9.2.      ACMT shall have duly executed and delivered such bills of
                    sale, assignments, certificates and other instruments of
                    transfer ("Transfer Documents") as may be necessary or
                    desirable to transfer all right, title and interest of ACMT and Limited-Term Tax-Free in and to the Limited-Term
                    Tax-Free Assets. The Limited-Term Tax-Free Assets shall be accompanied by all necessary state stock transfer stamps or cash for the appropriate purchase price therefor.

          9.3.      All representations and warranties made in this Agreement
                    shall be true and correct in all material respects as if
                    made at and as of the Valuation Time and the Effective Time.
                    As of the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial
                    position of Limited-Term Tax-Free since May 31, 2001, other than those changes incurred in the ordinary course of
                    business as an investment company. No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection
                    with, this Agreement or the transactions contemplated
                    herein.

          9.4.      ACMT shall have received a tax opinion addressed to ACMT in a form reasonably satisfactory to it and dated the Effective
                    Time, substantially to the effect that for federal income
                    tax purposes: (i) the transfer of the Limited-Term Tax-Free
                    Assets hereunder, and the assumption by Tax-Free Bond of the
                    Limited-Term Tax-Free Liabilities, in exchange for shares of
                    Tax-Free Bond, and the distribution of said shares to the
                    shareholders of Limited-Term Tax-Free, as provided in this
                    Agreement, will constitute a reorganization within the
                    meaning of Section 368 of the Code, and Limited-Term
                    Tax-Free and Tax-Free Bond will each be considered "a party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by
                    Limited-Term Tax-Free as a result of such transaction; (iii)
                    no gain or loss will be recognized by Tax-Free Bond as a
                    result of such transaction; (iv) no gain or loss will be
                    recognized by the shareholders of Limited-Term Tax-Free on the distribution to them by Limited-Term Tax-Free of shares of Tax-Free Bond in exchange for their shares of
                    Limited-Term Tax-Free; (v) the aggregate basis of Tax-Free
                    Bond shares received by each shareholder of Limited-Term
                    Tax-Free will be the same as the aggregate basis of the
                    shareholder's Limited-Term Tax-Free shares immediately prior to the transaction; (vi) the basis of the Limited-Term
                    Tax-Free Assets to Tax-Free Bond will be the same as the
                    basis of the Limited-Term Tax-Free Assets in the hands of
                    Limited-Term Tax-Free immediately prior to the exchange;
                    (vii) a shareholder's holding period for Tax-Free Bond
                    shares will be determined by including the period for which the shareholder held the shares of Limited-Term Tax-Free
                    exchanged therefor, provided that the shareholder held such shares of Limited-Term Tax-Free as a capital asset; and
                    (viii) the holding period of Tax-Free Bond with respect to the Limited-Term Tax-Free Assets will include the period for which the Limited-Term Tax-Free Assets were held by
                    Limited-Term Tax-Free (except to the extent that an activity or investment of Tax-Free Bond has the effect of diminishing a holding period with respect to an asset).

          9.5.      The SEC shall not have issued any unfavorable advisory
                    report under Section 25(b) of the 1940 Act nor instituted
                    any proceeding seeking to enjoin consummation of the
                    transactions contemplated by this Agreement under Section
                    25(c) of the 1940 Act.

          9.6.      The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such
                    effectiveness shall have been instituted or, to the
                    knowledge of ACMT, contemplated by the SEC, and the parties shall have received all permits and other authorizations
                    necessary under state securities laws to consummate the
                    transactions contemplated by this Agreement.

          9.7.      The President or a Vice President of ACMT shall have
                    certified that ACMT has performed and complied in all
                    material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective
                    Time.

10.      ACMT CONDITIONS.

          The obligations of ACMT hereunder with respect to Limited-Term
          Tax-Free shall be subject to the following conditions precedent:

          10.1.     This Agreement and the transactions contemplated by this
                    Agreement shall have been approved by the shareholders of
                    Limited-Term Tax-Free in the manner required by law.

          10.2.     All representations and warranties of ACMT made in this
                    Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective
                    Time. As of the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial condition of Tax-Free Bond since May 31, 2001, other than
                    those changes incurred in the ordinary course of business as an investment company. No action, suit or other proceeding shall be threatened or pending before any court or
                    governmental agency in which it is sought to restrain or
                    prohibit, or obtain damages or other relief in connection
                    with, this Agreement or the transactions contemplated
                    herein.

          10.3.     ACMT shall have received a tax opinion, addressed to ACMT in a form reasonably satisfactory to it and dated the Effective
                    Time, with respect to the matters specified in Section 9.4.

          10.4.     The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such
                    effectiveness shall have been instituted, or to the
                    knowledge of ACMT, contemplated by the SEC, and the parties shall have received all permits and other authorizations
                    necessary under state securities laws to consummate the
                    transactions contemplated by this Agreement.

          10.5.     ACMT shall not sell or otherwise dispose of any shares of
                    Tax-Free Bond to be received in the transactions
                    contemplated herein, except in distribution to its
                    shareholders as contemplated herein.

          10.6.     The SEC shall not have issued any unfavorable advisory
                    report under Section 25(b) of the 1940 Act nor instituted
                    any proceeding seeking to enjoin consummation of the
                    transactions contemplated by this Agreement under Section
                    25(c) of the 1940 Act.

          10.7.     The President or a Vice President of ACMT shall have
                    certified that ACMT has performed and complied in all
                    material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective
                    Time.

11.       TAX DOCUMENTS.

          ACMT shall have at the Effective Time confirmations or other adequate evidence as to the adjusted tax basis of the Limited-Term Tax-Free
          Assets then delivered to Tax-Free Bond in accordance with the terms of this Agreement.

12.       FURTHER ASSURANCES.

          Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this
          Agreement.

13.       TERMINATION OF REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of the parties set forth in this
          Agreement shall terminate at the Effective Time.

14.       TERMINATION OF AGREEMENT.

          14.1.     This Agreement may be terminated prior to the Effective Time by the Board of Trustees of ACMT, as provided below:

                    14.1.1.   With respect to Tax-Free Bond, by ACMT if the
                              conditions set forth in Section 9 are not
                              satisfied as specified in said Section;

                    14.1.2.   With respect to Limited-Term Tax-Free, by ACMT if
                              the conditions set forth in Section 10 are not
                              satisfied as specified in said Section;

                    14.1.3.   By the mutual consent of the parties.

          14.2.     If a party terminates this Agreement because one or more of its conditions precedent have not been fulfilled, or if this
                    Agreement is terminated by mutual consent, this Agreement
                    will become null and void without any liability of either
                    party or any of their investment portfolios to the other;
                    provided, however, that if such termination is by ACMT with respect to Tax-Free Bond pursuant to Section 14.1.1 as a
                    result of a breach by ACMT with respect to Limited-Term
                    Tax-Free of any of its representations, warranties or
                    covenants in this Agreement, or such termination is by ACMT with respect to Limited-Term Tax-Free pursuant to Section
                    14.1.2 as a result of a breach by ACMT with respect to
                    Tax-Free Bond of any of its representations, warranties or covenants in this Agreement, nothing herein shall affect the non-breaching party's right to damages on account of such
                    other party's breach.

15.       AMENDMENT AND WAIVER.

          At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the shareholders of ACMT, (a) the parties hereto may, by written agreement authorized by their Board of
          Trustees, or their respective Presidents or any Vice Presidents, and with or without the approval of their shareholders, amend any of the provisions of this Agreement, and (b) either party may waive any breach by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing and executed by the President or Vice President of the waiving party with or without the approval of such party's shareholders).

16.       GOVERNING LAW.

          This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of
          Massachusetts without giving effect to the conflicts of law principles otherwise applicable therein.

17.       SUCCESSORS AND ASSIGNS.

          This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement and the rights, obligations and liabilities hereunder may not be assigned by either party without the consent of the other party.

18.       BENEFICIARIES.

          Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and permitted assigns of the parties.

19.       ACMT LIABILITY.

          19.1.     The name "American Century Municipal Trust" and "Trustees of
                    American Century Municipal Trust" refer respectively to the trust created and the trustees, as trustees but not
                    individually or personally, acting from time to time under an Amended and Restated Agreement and Declaration of Trust
                    dated as of March 1, 1999, as amended, which is hereby
                    referred to and copies of which are on file at the office of the State Secretary of the Commonwealth of Massachusetts and
                    at the principal office of ACMT. The obligations of ACMT
                    entered into in the name or on behalf thereof by any of its trustees, representatives or agents are made not
                    individually, but in such capacities, and are not binding
                    upon any of the trustees, shareholders or representatives of
                    ACMT personally, but bind only the trust property, and all persons dealing with any portfolio of ACMT must look solely to the trust property belonging to such portfolio for the
                    enforcement of any claims against ACMT.

          19.2.     Both parties specifically acknowledge and agree that any
                    liability of ACMT under this Agreement with respect to
                    Tax-Free Bond, or in connection with the transactions
                    contemplated herein with respect to Tax-Free Bond, shall be discharged only out of the assets of Tax-Free Bond and that no other portfolio of ACMT, if any, shall be liable with
                    respect thereto.

          19.3.     Both parties specifically acknowledge and agree that any
                    liability of ACMT under this Agreement with respect to
                    Limited-Term Tax-Free, or in connection with the
                    transactions contemplated herein with respect to
                    Limited-Term Tax-Free, shall be discharged only out of the assets of Limited-Term Tax-Free and that no other portfolio of ACMT, if any, shall be liable with respect thereto.

20.       NOTICES.

          All notices required or permitted herein shall be in writing and shall be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to a nationally recognized overnight courier service, in each case properly addressed to the party entitled to receive such notice at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other party hereto:

          If to American Century Municipal Trust:

                                            Charles A. Etherington
                                            4500 Main Street
                                            Kansas City, MO  64111

21.       EXPENSES.

          Expenses incurred in connection with the Reorganization are the sole responsibility of and will be borne by American Century Investment
          Management, Inc. or one or more of its affiliates.

22.       ENTIRE AGREEMENT.

          This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for herein.

23.       COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the date first written.

AMERICAN CENTURY MUNICIPAL TRUST

By:  /s/Charles A. Etherington
     Charles A. Etherington
     Vice President

ATTEST:      /s/Anastasia H. Enneking
             Anastasia H. Enneking